                                                                 EXHIBIT (a)(10)



-------------------------- ------------------------------------------------------------------- --------------------
(Logo - Chemung                                         BORROWER                                     Variable Rate
-------------------------- ------------------------------------------------------------------- --------------------
Canal Trust Co.)           Thomas C. Wyckoff                                                            Commercial
-------------------------- ------------------------------------------------------------------- --------------------
                           Katherine B Wyckoff                                                          Promissory
-------------------------- ------------------------------------------------------------------- --------------------
                                                        ADDRESS                                               Note
-------------------------- ------------------------------------------------------------------- --------------------
                           111 Drive A Strathmont Park
-------------------------- ------------------------------------------------------------------- --------------------
                           Elmira, NY 14905
-------------------------- ------------------------------------------------------------------- --------------------
                           TELEPHONE NO.                      Identification No.
-------------------------- ------------------------------------------------------------------- --------------------
                           735-4555


----------- ------------------ -------------------- ---------------- ------------------ ------------------ --------------
OFFICER     INTEREST           PRINCIPAL            FUNDING          MATURITY           CUSTOMER                    LOAN
INITIALS    RATE               AMOUNT               DATE             DATE               NUMBER                    NUMBER
----------- ------------------ -------------------- ---------------- ------------------ ------------------ --------------
JEC         VARIABLE           $750,000.00          05/08/98         05/01/03
----------- ------------------ -------------------- ---------------- ------------------ ------------------ --------------


                                 PROMISE TO PAY

For value received, Borrower promises to pay to the order of Lender indicated above the principal amount of SEVEN HUNDRED AND FIFTY THOUSAND AND NO/100 Dollars ($750,000.00) plus Interest on the unpaid principal balance at the rate and in the manner described below, until all amounts owing under this Note are paid in full. All amounts received by Lender shall be applied first to accrued unpaid Interest, then to unpaid principal, and then to any late charges or expenses or in any other order as determined by Lender, in Lender's sole discretion, as permitted by law.


INTEREST RATE: This Note has a variable interest rate feature. The Interest rate on this Note may change from time to time if the Index Rate identified below changes. Interest shall be computed on the basis of 365 DAYS AND THE ACTUAL NUMBER OF DAYS per year. So long as there is not default under this Note, Interest on this Note shall be calculated at a variable rate equal to 250/1000 percent (0.250%) per annum UNDER the Index Rate. The Initial Index Rate is EIGHT AND 500/1000 percent (8.500%) per annum. The Initial Interest rate on this Note shall be EIGHT AND 250/1000 percent (8.250%) per annum. Any change in the interest rate resulting from a change in the Index Rate will be effective on: the day the index changes.

INDEX RATE: The Index Rate for this Note shall be:
The prime rate as published in the Wall St. Journal

MINIMUM RATE/MAXIMUM RATE: The minimum interest rate on this Note shall be N/A percent (N/A%) per annum. The maximum interest rate on this Note shall not exceed SIXTEEN AND NO/1000 percent (16.000%) per annum, or if less, or if a maximum rate is not indicated, the maximum interest rate Lender is permitted to charge by law.

DEFAULT RATE: In the event of any default under this Note, the Lender may, in its discretion, determine that all mounts owed to Lender shall bear interest at the lesser of :_______________________________________________________,
Or the maximum interest rate Lender is permitted to charge by law.

PAYMENT SCHEDULE: Borrower shall pay the principal and interest according to the following schedule:

ON DEMAND, BUT IF NO DEMAND IS MADE, THEN 19 INTEREST ONLY PAYMENTS BEGINNING AUGUST 1, 1998 AND CONTINUING AT QUARTERLY TIME INTERVALS THEREAFTER. A FINAL PAYMENT OF THE UNPAID PRINCIPAL BALANCE PLUS ACCRUED INTERST IS DUE AND PAYABLE ON MAY 1, 2003.

All payments will be made to Lender at its address described above, or at any other address so designated by Lender, and in lawful currency of the United State of America.

RENEWAL: If checked, [ ] this Note is a renewal of Loan Number

SECURITY: To secure the payment and performance of obligations incurred under this Note, Borrower grants Lender a security interest in, and pledges and assigns to Lender, all of Borrower's rights, title, and interest, in all monies, instruments, savings, checking an other deposit accounts of Borrowers' (excluding IRA, Keogh and trust accounts and deposits subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control.
[] If checked, the obligations under this Note are also secured by a lien on and/or security interest in the property described in the documents executed in connection with this Note as well as any other property designated as security now or in the future.

PREPAYMENT: This Note may be prepaid in part or in full on or before its maturity date. If this Note contains more than one installment, any partial prepayment will not affect the due date or the amount of any subsequent installment, unless agreed to, in writing, by Borrower and lender. If this Note is prepaid in full, there will be: [X] No minimum finance charge or prepayment penalty. [ ] A minimum finance charge of $__________. [ ] A prepayment penalty of:

LATE PAYMENT CHARGE: If a payment is received more than 10 days late, Borrower will be charged a late payment charge of:

[ ] % of the unpaid late installment; [X] $5.00 or 5.00% of the unpaid late installment, which ever is [ ] greater [X] less; as permitted by law.
-------------------------------------------------------------------------------
BORROWER ACNOWLEDGES THAT BORROWER HAS READ, UNDERSTANDS, AND AGREES TO THE TERMS AND CONDITOINS OF THIS NOTE INCLUDING THE PROVISIONS ON THE REVERSE SIDE. BORROWER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE.

NOTE DATE:

BORROWER: Thomas C Wyckoff                       BORROWER: Katherine B Wyckoff

___________________________________              ______________________________

BORROWER:                                        BORROWER:

___________________________________              ______________________________

BORROWER:                                        BORROWER:

___________________________________              ______________________________

BORROWER:                                        BORROWER:

___________________________________              ______________________________

                            TERMS AND CONDITIONS

1. DEFAULT: Borrower will be in default under this Note in the event that Borrower, any guarantor or any other third party pledging collateral to secure this Note:

         (a) fails to make any payment on this Note or any other indebtedness to Lender when due;

         (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in this Note, any security instrument, or any other present or future written agreement regarding this or any other indebtedness of Borrower to Lender;

         (c) Provides or causes any false or misleading signature or representation to be provided to Lender;

         (d) Allows the collateral securing this Note (if any) to be lost, stolen, destroyed, damaged in any material respect, or subjected to seizure or confiscation;

         (e) Permits the entry or service of any garnishment, judgment, tax levy, attachment or lien against Borrower, any guarantor, or any of their property;

         (f) Dies, becomes legally incompetent, is dissolved or terminated, ceases to operate its business, becomes insolvent, makes an assignment for the benefit of creditors, fails to pay debts as they become due, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding; or

         (g) Causes Lender to deem itself insecure due to a significant decline in the value of any real or personal property securing payment of this Note.

2. RIGHTS OF LENDER ON DEFAULT: If there is a default under this Note, Lender will be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

         (a) to declare the principal amount plus accrued interest under this Note and all other present and future obligations of Borrower immediately due and payable in full;

         (b) to collect the outstanding obligations of Borrower with or without resorting to judicial process; (c) to take possession of any collateral in any manner permitted by law; (d) to require Borrower to deliver and make available to Lender any collateral at a place reasonably convenient to Borrower and Lender;

         (e) to sell lease or otherwise dispose of any collateral and collect any deficiency balance with or without resorting to legal process;

         (f) to set-off Borrower's obligations against any amounts due to Borrower including, but not limited to monies, instruments, and deposit accounts maintained with Lender; and

         (g) to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's' rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available at common law, including, but not limited to, the right of set off.

3. DEMAND FEATURE. If this Note contains a demand feature, Lender's right to demand payment, at any time, and from time to time, shall be in Lender's sole and absolute discretion, whether or not any default has occurred.

4. FINANCIAL INFORMATION. Borrower will at all times keep proper books of record and account in which full, true and correct entries shall be make in accordance with generally accepted accounting principles and will deliver to Lender, within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual financial statements of Borrower relating to such fiscal year, such statements to include (i) the balance sheet of Borrower as at the end of such fiscal year and (ii) the related income statement, statement of retained earnings and statement of changes in the financial position of Borrower for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Lender. Borrower also agrees to deliver to Lender within fifteen
(15) days after filing same, a copy of Borrower's income tax return and also, from time to time, such other financial information with respect to Borrower as Lender may request.

5. MODIFICATION AND WAIVER: The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Borrower's obligations or delay or fail to exercise any of its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the obligations belonging to any co-borrower or guarantor or any f its rights against any co-borrower, guarantor or collateral.

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6. SEVERABILITY AND INTEREST LIMITATION: If any provision of this Note is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Notwithstanding anything contained in this Note to the contrary, in no event shall interest accrue under this Note, before or after maturity, at a rate in excess of the highest rate permitted by applicable law, and if interest (including any charge or fee held to be interest by a court of competent jurisdiction) in excess thereof be paid, any excess shall constitute a payment of, and be applied to, the principal balance hereof, and if the principal balance has been fully paid, then such interest shall be repaid to the Borrower.

7. ASSIGNMENT: Borrower will not be entitled to assign any of its rights, remedies or obligations described in this Note without one prior written comment of Lender which may be withheld by Lender in its sale discretion. Lender will be entitled to assign some or all of its rights and remedies described in this Note without notice to or the prior consent of Borrower in any manner.

8. NOTICE: Any notice or other communication to be provided to Borrower or Lender under this Note shall be in writing and sent to the parties at the addresses described in this Note or such other address as the parties may designate in writing from time to time.

9. APPLICABLE LAW: This Note shall be governed by the laws or the state of New York, Borrower consents to the jurisdiction and venue of any court located in the state of New York, in the event of any legal proceeding pertaining to the negotiation, execution, performance or enforcement of any term or condition contained in this Note or any related loan document and agrees not to commence or seek to remove such legal proceeding in or to a different court.

10. COLLECTION COSTS: If Lender hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Note, Borrower agrees to pay Lender's reasonable attorney's fees, to the extend permitted by applicable law, and collection costs.

11. MISCELLANEOUS: This Note is being executed for commercial purposes. Borrower and Lender agree that time is of the essence. Borrower waives presentment, demand for payment, notice or dishonor and protest. Borrower hereby waives any right to trial by jury in any civil action arising out of, or based upon, this Note or the collateral securing this Note. All references to Borrower in this Note shall include all of the parties signing this Note, and this Note shall be binding upon the heirs, successors and assigns of Borrower and Lender. If there is more than one Borrower, they will be obligated jointly and individually. This Note and any related documents represent the complete and integrated understanding between Borrower and Lender pertaining to the terms and conditions of those documents.

12. ADDITIONAL TERMS: